UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 24, 2017

PCM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1940 E. Mariposa Ave.

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

PCM, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders on July 24, 2017. At that meeting, a total of 10,356,890 votes or proxies were tabulated, representing 82.40% of total eligible votes. As of June 9, 2017, the record date, there were 12,568,447 shares outstanding. The following is a summary of matters that were voted on by the stockholders with the votes as noted below according to the final certificate of tabulation provided to the Company by Computershare, the Company’s transfer agent and inspector of elections, approving the proposals:

1. Election of directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The director nominees received the following votes:

	FOR	WITHHELD	NON-VOTES
Frank F. Khulusi	7,554,514	411,513	2,400,863
Thomas A. Maloof	7,096,313	859,714	2,400,863
Ronald B. Reck	7,541,012	415,015	2,400,863
Paul C. Heeschen	7,552,080	403,947	2,400,863

2. Proposal to re-approve the performance criteria contained in the Company’s 2012 Stock Incentive Plan for purposes of Internal Revenue Code Section 162(m):

FOR	AGAINST	ABSTENTIONS	NON-VOTES
7,754,867	180,924	20,236	2,400,863

3. Proposal to approve and adopt the PCM, Inc. 2017 Cash Incentive Plan:

FOR	AGAINST	ABSTENTIONS	NON-VOTES
7,818,627	113,980	23,420	2,400,863

4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

FOR	AGAINST	ABSTENTIONS
10,101,896	151,701	103,293

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCM, INC.
(Registrant)

Date: July 25, 2017	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne Chief Financial Officer

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